DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E084l702006-l

Document Number:
20060799314-41

Articles of Merger	Date Filed:
(PURSUANT TO NRS 92A.200)	12/13/2006 11:45:42 AM
Page 1	In the office of
/s/ Dean Heller
Dean Heller
Secretary of State
ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1)
Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ attach an 8 ½" x 11" blank sheet containing the required Information for each additional entity,

Kent Financial Services, Inc.
Name of merging entity

Delaware	Corporation
Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*
and,
Kent Financial Services. Inc.
Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type*

*	Corporation, non-profit corporation, limited partnership, limited-liability company or business trust

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger 2003
Revised on [illegible]

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2
ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State Of Nevada (if a foreign entity Is the survivor in the merger- NRS 92A.190):

Attn:	:
do:

3)	(Choose one)

☒	the undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)
Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (If there are more than four merging entitles, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required Information for each additional entity):

(a)	Owner's approval was not required from:

Name of merging entity, If applicable

Name of merging entity, If applicable

Name of merging entity, If applicable

Name of merging entity, If applicable

and, or;

Name of surviving entity, If applicable

Filing Fee $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger 2003
Revised on [illegible]

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3
ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of :

Kent Financial Services, Inc.
Name of merging entity, If applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or:

Kent Financial Services, Inc.
Name of surviving entity, If applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that Is a constituent entity in the merger,

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger 2003
Revised on [illegible]

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4
ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of Incorporation of the domestic corporation.

Name of merging entity, If applicable

Name of merging entity, if applicable

Name of merging entity, If applicable

Name of merging entity, If applicable

and, or,

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger 2003
Revised on [illegible]

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5
ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6)	Location of Plan of Merger (check a or b):

☐	(a) The entire plan of merger is attached;

or,

☒
(b) The entire plan of merger is on file at the registered office of the surviving corporate, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optional)**: _______________________________________

* Amended and restated articles may be attached as an exhibit or integrated Into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of must accompany the amended and/or restated articles. Pursuant to NRS S2A.180 (merger of subsidiary into parent- Nevada parent owning 90% or more of subsidiary}, the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger 2003
Revised on [illegible]

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6
ABOVE SPACE IS FOR OFFICE USE ONLY

8)
Signatures - Must be signed by: An officer of each corporation whether or not for profit; all general partners of each limited partnership or limited-liability limited partnership; a manager of each a limited-liabililty company with managers or by one member if without managers; a trustee of a business trust; a managing partner of a limited-liability partnership; by one partner of a general partnership. (if there are more than tour merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

Kent Financial Services Inc.
Name of merging entity

/s/ Bryan P. Healy	Chief Financial Officer	12 / 4 / 06
Signature	Title	Date

Name of merging entity

/ /
Signature	Title	Date

Name of merging entity

/ /
Signature	Title	Data

Name of merging entity

/ /
Signature	Title	Date

Kent Financial Services, Inc.
Name of surviving entity

/s/ Bryan P. Healey	Chief Financial Officer	12/04/06
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be to this page or as an attachment, as needed IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.